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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Xcel Pharmaceuticals, Inc. on Form S-1 of our report on the financial statements of Xcel Pharmaceuticals, Inc. as of September 30, 2001 and for the period January 24, 2001 (inception) through September 30, 2001, dated December 14, 2001, our report on the Statement of Assets Acquired and Liabilities Assumed of Xcel Pharmaceuticals, Inc. as of March 31, 2001, dated December 14, 2001, and our report on the Diastat and Mysoline products statements of product contribution of Elan Corporation, plc. for the years ended December 31, 1999 and 2000 and the three months ended March 31, 2001, dated December 14, 2001, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

San Diego, California
January 4, 2002